UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2015

BE ACTIVE HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-55185 (Commission File Number)	68-0678429 (IRS Employer Identification No.)

1010 Northern Boulevard
Great Neck, New York 11021
(Address of Principal Executive Offices, Zip Code)

(212) 736-2310
 (Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets
Item 3.02   Unregistered Sales of Equity Securities

On March 4, 2015, Be Active Holdings, Inc. (the "Company") issued each of Saverio Pugliese, the Company's Vice President and a director, Joseph Rienzi, the Company's Interim President, Secretary and a director, and David Wolfson, the Company's Chief Financial Officer and a director, 1,000,000 shares of Series D Convertible Preferred Stock, par value $0.0001 per share (the "Series D Stock"). The Series D Stock was issued by the Company without registration under the Securities Act of 1933, as amended (the "Act") in reliance upon the exemption provided by Section 4(2) of Act.

Section 5 – Corporate Governance and Management
Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 30, 2015, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware designating 3,000,000 shares as Series D Stock. The holders of the Series D Stock are not entitled to receive any assets available upon the liquidation of the Company. The holders of the Series D stock shall vote together as a single class. Each share of Series D Stock is convertible at any time into one share of common stock of the Company. The holders of the Series D Stock together have voting rights equal to 50.1% of the outstanding voting capital of the Company. The holders of Series D Stock are entitled to a "buy in" payment in excess of the holder's purchase price if the Company fails to deliver shares of common stock upon conversion. So long as the Series D Stock is outstanding, majority approval of the Series D stockholders are required for the Company to take certain corporate actions such as paying dividends and subdividing, reclassifying or combining shares.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of such Certificate of Designation which is attached hereto as Exhibit 3.9.

Section 9 – Financial Statements and Exhibits
Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
3.9	Certificate of Designation, dated November 30, 2015, for Series D Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE ACTIVE HOLDINGS, INC.
By: /s/ Joseph Rienzi Name: Joseph Rienzi Title: Interim President
Date:  December 3, 2015